UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2017

DIGITAL ALLY, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

9705 Loiret Boulevard

Lenexa, KS 66219

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Digital Ally, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated August21, 2017, with institutional investors, pursuant to which the Company agreed to issue and sell, in registered direct offering (the “Offering”), an aggregate of 940,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) at an offering price of $3.00 and Series B Warrants, for gross proceeds of $3.0 million before the deduction of the placement agent fee and offering expenses. For each share of common stock purchased, investors received two registered warrants, each with an exercise price of $3.36 per share and a (the “Series A-1 Warrant” and “Series A-2 Warrant”). The Series A-1 Warrants are exercisable to purchase up to 680,000 shares of common stock (or 0.68 warrant shares per share of common stock purchased) in the aggregate, and have a term of five years commencing six months following the closing date. The Series A-2 Warrants are exercisable to purchase 200,000 shares of common stock (or 0.20 warrant shares per Share of common stock purchased), in the aggregate, and have a term of five years. Additionally, the Company issued to certain of the investors, in lieu of shares of common stock at closing, the Series B Warrants that are immediately exercisable to purchase 60,000 shares of common stock for which the investors paid $2.99 per share at the closing and will pay $0.01 per share upon exercise of the Series B Warrants so that such investors’ beneficial interest would not exceed 9.9% of the issued and outstanding shares of common stock. The Series B Warrant terminates upon exercise in full. The Series A-1 Warrants, Series A-2 Warrants and Series B Warrants are referred to herein as the “Warrants.”

The Shares and the Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-202944), which was initially filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2015 and was declared effective by the Commission on May 18, 2015 (the “Registration Statement”). The closing of the Offering occurred on August 23, 2017.

Subject to limited exceptions, a holder of the Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at election of investor, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, but in no event shall the Beneficial Ownership Limitation exceed 9.99%, provided that any increase in the Beneficial Ownership Limitation shall not be effective until 61 days following notice to us.

The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. From the closing hereof until 75 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. From the closing date until no Purchaser holds any of the Warrants, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the foregoing provisions shall not apply to an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, as such terms are defined in the Securities Purchase Agreement.

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WestPark Capital, Inc. (“WestPark”) acted as the exclusive placement agent for the offering under a engagement agreement (the “Engagement Agreement”). The Company paid WestPark a placement fee in cash equal to 5% of the gross proceeds from the sale of the securities and reimbursed it for up to $50,000 of reasonable out-of-pocket expenses. Further, the Company is issuing WestPark warrants exercisable to purchase 94,000 shares of its Common Stock at a price equal to $3.75 per share. The warrants to WestPark are initially exercisable six months following issuance and have a term of five years from the date of effectiveness of the offering and were issued in a private placement pursuant to Rule 4(a)(2) of the Securities Act. The Engagement Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Company intends to use the net proceeds to retire approximately $750,000 principal amount of its Secured Convertible Debentures with an outstanding principal balance of $4.0 million and the entire $700,000 principal amount of its subordinated notes and the balance for general corporate purposes.

The Company’s directors and officers entered into lock-up agreements for a period of 75 days from the closing date.

The foregoing summaries of the Purchase Agreement, the Warrants and the Placement Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 10.1, 4.1, 4.2, 4.3 and 1.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the warrants and the shares of our common stock issuable upon the exercise thereof to WestPark Capital, Inc. is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Engagement Agreement, dated as of August 15, 2017, between the Company and WestPark Capital, Inc.
4.1 4.2 4.3	Form of Series A-1 Warrant Form of Series A-2 Warrant Form of Series B Warrants
5.1	Opinion of Christian J. Hoffmann, III, Securities Counsel, Digital Ally, Inc.
10.1	Form of Securities Purchase Agreement, dated as of August 21, 2017, by and among Digital Ally, Inc. and the purchasers signatory thereto.
23.1	Consent of Christian J. Hoffmann, III, Securities Counsel, Digital Ally, Inc. (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ALLY, INC.

Dated: August 25, 2017	By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman, President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agent Engagement Agreement, dated as of August 15, 2017, between Digital Ally, Inc. and WestPark Capital, Inc.
4.1	Form of Series A-1 Warrant
4.2	Form of Series A-2 Warrant
4.3	Form of Series B Warrant
5.1	Opinion of Christian J. Hoffmann, III, Securities Counsel, Digital Ally, Inc.
10.1	Securities Purchase Agreement dated as of August 21, 2017, by and among Digital Ally, Inc. and the purchasers named therein.
23.1	Consent of Christian J. Hoffmann, III, Securities Counsel, Digital Ally, Inc. (included in Exhibit 5.1).

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